MANAGEMENT AGREEMENT

                  This Management Agreement (the "Agreement") is entered into as of June 1, 1996 by and between Discovery Laboratories, Inc., a Delaware corporation (the "Company"), and Evan Myrianthopoulos ("Executive").
                  WHEREAS, the Company and the Executive desire that the Executive be employed by the Company and that the terms and conditions of such employment be defined;
                  NOW, THEREFORE, in consideration of the employment of the Executive by the Company, the Company and Executive agree as follows:
                  1.       Executive's Duties and Obligations.
                           a.       Duties.  Executive shall serve as Chief
Operating Officer of the Company. Executive shall be responsible for handling the day to day operations of the Company. Executive shall at all times report to, and shall be subject to the policies established by, the Company's Board of Directors or any Executive Committee thereof.
                           b.       Proprietary Information and Inventions
Agreement. Upon commencement of employment with the Company, Executive shall execute the Company's standard form of Intellectual Property and Confidential Information Agreement (the "Confidentiality Agreement") a copy of which is attached to this Agreement as Exhibit A.
                  2.       Compensation and Benefits.
                           a.       Base Compensation.  During the term of this
Agreement, the Company shall pay to Executive monthly compensation of fifteen hundred dollars ($1,500), less all required withholdings.


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                           b.       Benefits.  During his employment with the
Company, Executive will be entitled to all such family health and medical benefits and disability insurance as are provided to other officers of the Company. The Company reserves the right to modify, amend or terminate any benefits listed above at any time for any reason (provided such modification, amendment or termination is applicable to all executives receiving such benefits) but shall, in any case, provide reasonable health and disability benefits to Executive while Executive is an employee of the Company.
                  3.       Termination of Employment.  Executive's
employment with the Company shall be "at will" and may be terminated by either Executive or the Company at any time for any reason, with or without cause.
                  4.       Miscellaneous.
                           a.       Governing Law.  This Agreement shall be
interpreted, construed, governed and enforced according to the laws of the State of New York.
                           b.       Amendments.  No amendment or modification
of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.
                           c.       Severability.  If one or more provisions of
this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.



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                           d.       Successors and Assigns.  The rights and
obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.
                           e.       Notices.  All notices required or permitted
under this Agreement shall be in writing and shall be deemed effective upon personal delivery or two days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this paragraph 4.e.
                           f.       Entire Agreement.  This Agreement,
including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.




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                           IN WITNESS WHEREOF, the parties have executed
this Agreement as of the date set forth above.
                                           DISCOVERY LABORATORIES

                                           By: James Kuo

                                           (Signature of James Kuo)
                                           ------------------------

                                 Address: 375 Park Avenue, Suite 1501
                                          New York, New York 10152

                                           EXECUTIVE:
                                           (Signature of Evan Myrianthopoulos)
                                           ------------------------

                                           Evan Myrianthopoulos

                                           Address: 32-32 46th Street Apt. 2
                                                    Long Island City, NY 11103
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